UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

QKL STORES INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g)and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which he filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

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NOTICE OF ACTION TAKEN PURSUANT TO
WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

To the Stockholders of QKL Stores Inc.:

This Information Statement is being mailed or furnished to the stockholders of QKL Stores Inc., a Delaware corporation (the “Company”), in connection with the authorization of the corporate action described below by the Company’s Board of Directors by unanimous written consent on April 24, 2012, and the approval of such corporate action by the written consent, dated April 25, 2012, of those stockholders of the Company entitled to vote a majority of the aggregate shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) outstanding on such date. Stockholders holding in the aggregate 19,082,299 shares of Common Stock or 60.4% of the Common Stock outstanding on such date, approved the corporate action described below. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information.

By order of our Board of Directors, /s/ Zhuangyi Wang Zhuangyi Wang Chief Executive Officer

Dated: May 14, 2012

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INFORMATION STATEMENT
OF
QKL STORES INC.

No. 4, Nan Re Yuan Street
Dongfeng Road, Dongfeng Xincun,
Daqing, Heilongjiang
163311, P.R. China

THIS INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS OF
QKL STORES INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed or furnished to the stockholders of QKL Stores Inc., a Delaware corporation (the “Company”), in connection with the authorization of the corporate action described below by the Company’s Board of Directors by unanimous written consent on April 24, 2012, and the approval of such corporate action by the written consent, dated April 25, 2012, of those stockholders of the Company entitled to vote a majority of the aggregate shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) outstanding on such date. Stockholders holding in the aggregate 19,082,299 shares of Common Stock or 60.4% of the Common Stock outstanding on such date, approved the corporate action described below. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

This Information Statement is first being mailed or furnished to the stockholders of the Company on or about May 22, 2012, and the transaction described herein shall become effective at such future date as determined by the Board of Directors, as evidenced by the filing of the Amendment with the Secretary of State of the State of Delaware, but in no event earlier than the 20th day after this Information Statement is so mailed or furnished.

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

By unanimous written consent of the Board of Directors of the Company on April 24, 2012, the Board of Directors adopted resolutions approving a reverse split of the Company’s Common Stock on the basis of one (1) share for every two (2) to four (4) outstanding shares, so that two (2) to four (4) outstanding shares of Common Stock before the reverse stock split shall represent one share of Common Stock after the reverse stock split (the “Reverse Split”) and proposing that such resolution be submitted for a vote of the stockholders of the Corporation (the “Board Consent”). The Board Consent is attached hereto as Appendix A. The action taken by the Board of Directors with respect to the Reverse Split and amending the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Split (the “Amendment”) was subsequently adopted by the written consent of the Company’s stockholders entitled to vote a majority of the shares of Common Stock then outstanding on April 25, 2012 (the “Stockholder Consent”). The Stockholder Consent is attached hereto as Appendix B.

The reasons for, and general effect of, the Reverse Split is described in “APPROVAL OF A RESOLUTION TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK AND AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE SPLIT.”

The Board of Directors of the Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of the Common Stock.

GENERAL

This Information Statement is first being mailed or furnished to stockholders on or about May 22, 2012. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock. This Information Statement is being furnished by the Corporation and is available on the Corporation’s website at: www.qklstoresinc.com.

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VOTE OBTAINED — DELAWARE LAW

Pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), unless otherwise provided in the certificate of incorporation, any corporate action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members having a right to vote thereon were present and voted. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize and obtained the written consent of the holders of a majority in interest of our Common Stock. As of April 25, 2012, there were 31,581,179 shares of Common Stock of the Company issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held by such holder.

Stockholder holding 19,082,299 shares of Common Stock or 60.4% of the Common Stock outstanding on such date, approved the Reverse Split and the filing of the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Common Stock by (i) each person known to Company to own beneficially more than 5% of Company’s Common Stock, (ii) each director, (iii) each executive officers and (iv) all executive officers and directors as a group, as of April 25, 2012.  No director or officer has beneficial ownership of any of our convertible preferred stock. Except as otherwise noted, the persons identified have sole voting and investment powers with respect to their shares.

Name of Beneficial Owner	Number of Shares (1)	Percentage of Class (1)(2)
Owners of More than 5% of Class Winning State International Ltd Road Town, Tortola VG1110 British Virgin Islands (3)	19,082,299	60.4%
Directors and Executive Officers (4)
Mr. Zhuangyi Wang (Director and CEO) (3) (5)	19,082,299	60.4%
Mr. Xishuang Fan (Director and COO) (5)(7)	98,500	*
Mr. Tsz-Kit Chan (CFO) (5)(8)	40,000	*
Mr. Tsz Fung Philip Lo (Independent Director) (5)	-0-	*
Mr. Chaoying Li (Independent Director) (5) (6)	13,333	*
All Directors and Executive Officers as a Group (5 persons)	19,234,132	60.9%

* Less than 1%.

(1)	As of April 25, 2012, there were 31,581,179 shares of our Common Stock issued and outstanding. In determining beneficial ownership of our Common Stock as of that date, the number of shares shown includes shares of our Common Stock which may be acquired within 60 days of that date on exercise of warrants or options or conversion of convertible securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares. None of the persons named in the table own any shares of preferred stock or warrants.

(2)	In determining the percent of our Common Stock owned by a person or entity on April 25, 2012 (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of outstanding warrants and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of our common stock outstanding on that date 31,581,179, plus (ii) the total number of shares that the beneficial owner may acquire on conversion of preferred stock and on exercise of warrants and options.

(3)	On March 28, 2008, the Company acquired Speedy Brilliant (BVI) in a share exchange transaction with Winning State (BVI) and the other stockholders of Speedy Brilliant (BVI). In the share exchange, we received the Speedy Brilliant BVI shares from Winning State (BVI) and the other stockholders of Speedy Brilliant (BVI) and in exchange we issued and delivered to them 19,382,298 of our newly issued shares of our Common Stock. Winning State (BVI) received 19,082,299 of those shares. Winning State (BVI) is wholly owned by Mr. Zhuangyi Wang, our CEO. Accordingly, the 19,082,299 shares of our Common Stock issued to Winning State (BVI) as a result of the consummation of the share exchange are beneficially owned by Mr. Wang.
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(5)	The address of each of the officers and directors named in the table is c/o QKL Stores Inc. No.4, Nan Re Yuan Street, Dongfeng Road, Dongfeng Xincun, Daqing, Heilongjiang 163311, P.R. China.

(6)	Represents an option to purchase 13,333 shares of Common Stock at an exercise price of $7.50 per share.

(7)	Represents an option to purchase 98,500 shares of Common Stock at an exercise price of $4.40 per share.

(8)	Represents an option to purchase 40,000 shares of Common Stock at an exercise price of $3.42 per share.

NOTICE TO STOCKHOLDERS OF ACTION
APPROVED BY CONSENTING STOCKHOLDERS

The following action has been approved by the written consent of the holders together entitled to vote a majority of the issued and outstanding shares of Common Stock:

APPROVAL OF A RESOLUTION TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK AND AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE SPLIT

Purpose of the Reverse Split

The Company’s Board of Directors has determined that it is in our best interest to effect a reverse split of our Common Stock of one share for every two to four shares outstanding so that every two to four outstanding shares of Common Stock before the stock split shall represent one share of Common Stock after the stock split with all fractional shares rounded up to the next whole share (the “Reverse Split”). The Board of Directors believes that our Common Stock is undervalued and that the Reverse Split will allow the Company’s Common Stock to trade in a more realistic price range.

Additionally, the Board believes that the Reverse Stock Split could help maintain the Company’s listing on The NASDAQ Capital Market.

NASDAQ Listing Rule 5550(a)(1) requires a minimum bid price of $1 per share for a NASDAQ listed company to continue listing on the NASDAQ Capital Market (the “Minimum Bid Price Rule”). The closing bid prices of the Company’s Common Stock have been below $1.00 per share for a number of consecutive business days. On December 28, 2011, the Company received a letter from the NASDAQ Stock Market LLC. NASDAQ indicated in its letter that, based upon the closing bid price for the last 30 consecutive business days, the Company no longer meets the requirement set forth in Listing Rule 5550, which requires listed securities to maintain a minimum bid price of $1 per share.

According to the Listing Rule 5810, the Company now has a period of 180 calendar days from such letter to regain compliance. Compliance can be achieved by meeting the standard of a minimum bid price of $1 per share for a minimum of 10 consecutive business days at any time during the 180 day period.

Given the receipt of such a deficiency letter from NASDAQ, the Board believes it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split to increase the market price of the Company’s Common Stock so that the Company is able to regain compliance with the Minimum Bid Price Rule.

Certain Risks Associated With the Reverse Stock Split

While the Board believes that the Company’s Common Stock would trade at higher prices after the consummation of the Reverse Stock Split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal or exceed two, three or four times the market price of the Common Stock prior to the Reverse Stock Split. In some cases, the total market value of a company following a reverse stock split is lower, and may be substantially lower, than the total market value before the reverse stock split. In addition, the fewer number of shares that will be available to trade could possibly cause the trading market of the Common Stock to become less liquid, which could have an adverse effect on the price of the Common Stock. We cannot provide any assurance that the Company’s Common Stock will meet the NASDAQ Capital Market continued listing requirements following the Reverse Stock Split. The market price of the Common Stock is based on our performance and other factors, some of which may be unrelated to the number of our shares outstanding.

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In addition, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stock.

Principal Effects of the Reverse Split

On the effective date of the Reverse Split, each two to four shares of our Common Stock issued and outstanding immediately prior to the Reverse Split effective date (the “Old Shares”) will automatically and without any action on the part of the stockholders be converted into one share of our Common Stock (the “New Shares”). In the following discussion, we provide examples of the effects of a one-for-two reverse stock split.

Corporate Matters. The Reverse Split would have the following effects based upon the number of shares of Common Stock outstanding as of April 25, 2012:

•	in a one-for-two reverse stock split, every two of our Old Shares owned by a stockholder would be exchanged for one New Share; and

•	the number of shares of our Common Stock issued and outstanding will be reduced from 31,581,179 shares to 15,790,590 shares.

The Reverse Split will be effected simultaneously for all of our outstanding Common Stock and the exchange ratio will be the same for all of our outstanding Common Stock. The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Split results in any of our stockholders owning a fractional share. As described below, stockholders and holders of options and warrants holding fractional shares will have their shares rounded up to the nearest whole number. Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable.

Fractional Shares. No scrip or fractional share certificates will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the one for two reverse stock split ratio, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares of New Shares rounded up to the nearest whole number. The ownership of a fractional interest will not give the stockholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the New Shares are issued.

Options and Warrants.   All outstanding options, warrants, notes, debentures and other securities convertible to Common Stock will be adjusted as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, the conversion ratio for each instrument will be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the one-for-two ratio.

Authorized Shares. The Company is presently authorized under its Amended and Restated Certificate of Incorporation to issue 200,000,000 shares of Common Stock. Upon effectiveness of the Reverse Split, the number of authorized shares of Common Stock would remain the same, although the number of shares of Common Stock issued and outstanding will decrease. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. The issuance in the future of additional shares of our Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the currently outstanding shares of our Common Stock. The effective increase in the number of authorized but unissued and unreserved shares of the Company’s Common Stock may be construed as having an anti-takeover effect as further discussed below. Authorized but unissued shares will be available for issuance, and we may issue such shares in future financings or otherwise. If we issue additional shares, the ownership interest of holders of our Common Stock would be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our Common Stock. The Company does not currently have any plans, proposal or arrangement to issue any of its authorized but unissued shares of Common Stock.

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Accounting Matters. The Reverse Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced in proportion to the Reverse Split ratio (that is, in a one-for-two reverse stock split, the stated capital attributable to our Common Stock will be reduced to one half of its existing amount) and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will also be increased because there will be fewer shares of our Common Stock outstanding.

Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Split was not proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to our Board of Directors and stockholders. Other than the Reverse Split and Amendment, our Board of Directors does not currently contemplate recommending the adoption of any other corporate action that could be construed to affect the ability of third parties to take over or change control of the Company.

The number of shares held by each individual stockholder will be reduced if the Reverse Stock Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares.

The Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act. If the proposed Reverse Stock Split is implemented, our Common Stock will continue to be reported on The NASDAQ Capital Market under the symbol “QKLS” (although NASDAQ will add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred). We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

The Reverse Split will be accomplished by amending the Company’s Amended and Restated Certificate of Incorporation to include the paragraph immediately below substantially in the following form:

“On [ ], 2012 the Corporation’s Board of Directors and a majority of the shareholders entitled to vote on the action approved a [ ] to 1 reverse stock split to be effective at 5:00 p.m. on [ ], 2012 or as soon as the Corporation completes filing an amendment to its Certificate of Incorporation (the “Split Effective Date”), each [ ] shares of the corporation’s common stock issued and outstanding immediately prior to the Split Effective Date (the “Old Common Stock”) shall automatically reclassified and changed into one share without any action on part of the holder thereof, which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Date (the “New Common Stock”). Each holder of a certificate or certificates which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) shall, from and after the Split Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the “New Certificates”) representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. No fractional shares of New Common Stock of the Corporation shall be issued. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. Instead, any fractional share shall be rounded to the next whole share.

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This Corporation is authorized to issue the following capital stock:

(a) The total number of shares which the Corporation shall have authority to issue is Two Hundred Million (200,000,000), consisting of One Hundred Million (100,000,000) shares of Common Stock, par value $.001 per share, (hereafter called the “Common Stock”), and One Hundred Million (100,000,000) shares of Preferred Stock, par value $.01 per share, (hereinafter called the “Preferred Stock”).

(b) Shares of Preferred Stock may be issued from time to time in one or more series as may be established from time to time by resolution of the Board of Directors of the Corporation (hereinafter the “Board”), each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolution of the Board prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution of the Board providing for the issuances of such series of Preferred Stock.”

A copy of the form of Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company is attached hereto as Appendix C .

The Reverse Split will become effective at such future date as determined by the Board of Directors, as evidenced by the filing of the Amendment with the Secretary of State of the State of Delaware (which we refer to as the “Effective Time”), but in no event earlier than the 20 th calendar day following the mailing of this Information Statement. Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

As soon as practicable after the Effective Time, stockholders will be notified that the Reverse Split has been effected. The Company expects that its transfer agent, Empire Stock Transfer will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its stockholders. No new certificates will be issued to any stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares. Empire Stock Transfer does not charge a fee for each certificate issued representing New Shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S)
AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Material U.S. Federal Income Tax Consequences of the Reverse Split

The following discussion is a general summary of the material U.S. federal income tax consequences of the Reverse Split to a current stockholder of the Company that is a “United States person,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (sometimes referred to herein as a “U.S. stockholder”), and who holds stock of the Company as a “capital asset,” as defined in Section 1221 of the Code. This discussion does not purport to be a complete analysis of all of the potential tax effects of the Reverse Split. Tax considerations applicable to a particular stockholder will depend on that stockholder’s individual circumstances. The discussion does not address the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities or currencies, banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, regulated investment companies, real estate investment companies, real estate mortgage investment conduits and foreign individuals and entities). The discussion also does not address any tax consequences arising under U.S. federal non-income tax laws, such as gift or estate tax laws, or the laws of any state, local or foreign jurisdiction. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold stock of the Company through such entities.

The following discussion is based upon the Code, U.S. Treasury Department regulations promulgated thereunder, published rulings of the Internal Revenue Service (the “IRS”) and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts.

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No gain or loss should be recognized by a U.S. stockholder upon such stockholder’s deemed exchange of Old Shares for New Shares pursuant to the Reverse Split. The aggregate tax basis of the New Shares received in the Reverse Split should be the same as such stockholder’s aggregate tax basis in the Old Shares being exchanged, and the holding period of the New Shares should include the holding period of such stockholder in the Old Shares.

Because of the complexity of the tax laws and because the tax consequences to the Company or to any particular stockholder may be affected by matters not discussed herein, stockholders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the Reverse Split, including tax reporting requirements, the applicability and effect of foreign, U.S. federal, state and local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Vote Required

The affirmative vote of the holders of a majority of all issued and outstanding shares of our Common Stock entitled to vote on these corporate actions has been received in the form of a written consent in lieu of special meeting.

Dissenters’ Rights of Appraisal

We are a Delaware corporation and are governed by the DGCL. Holders of the Company’s Common Stock do not have appraisal or dissenter’s rights under the DGCL in connection with the Reverse Split or the filing of the Amendment as approved by Board of Directors and the stockholders of the Company.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Split that is not shared by all other stockholders of ours.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission (“SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet ( http://www.sec.gov ) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

By order of our Board of Directors, /s/ Zhuangyi Wang Zhuangyi Wang Chief Executive Officer

Dated: May 14, 2012

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APPENDIX A

UNANIMOUS WRITTEN CONSENT

OF THE

BOARD OF DIRECTORS

OF

QKL STORES INC.

The undersigned, being all of the members of the Board of Directors (the “Board”) of QKL Stores Inc., a Delaware corporation (the “Corporation”) , do hereby adopt the following resolutions by written consent in lieu of a meeting of the Board of the Corporation, pursuant to Section 141(f) of the Delaware General Corporation Law:

WHEREAS, the Board of Directors of the Corporation believes that the Common Stock is undervalued and that a reverse stock split of the Common Stock will allow the Common Stock to trade in a more realistic price range; and

WHEREAS, the Corporation lists its common stock, par value $.001 per share (the “Common Stock”) on the NASDAQ Capital Market, and in connection therewith, must meet certain continued listing requirements, including a closing bid price of no less than $1.00 per share; and

WHEREAS, the Corporation desires, at a time to be determined by the Board of Directors, to effect a reverse stock split within a range of ratios of 1 for 2 to 1 for 4, whereby every 2 to 4 shares of the authorized, issued and outstanding Common Stock of the Corporation shall be combined into 1 share of authorized, issued and outstanding Common Stock of the Corporation (the “Reverse Stock Split”); and

WHEREAS, the Reverse Stock Split will not change the percentage of shares of Common Stock held by stockholders of the Corporation; and

WHEREAS, the Corporation must file a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Amendment”) to effect the Reverse Stock Split; and

WHEREAS, the Corporation deems it to be in the best interests of the Corporation to amend its bylaws;

NOW, THEREFORE, BE IT

RESOLVED, that the Board of Directors hereby authorizes and approves the Reverse Stock Split and the Amendment, substantially in the form attached hereto as Exhibit A; and be it further

RESOLVED, that upon consultation with management of the Corporation, the Board of Directors will determine the date and ratio (within the specified range) of the Reverse Stock Split; and be it further

RESOLVED, that the Board of Directors hereby authorizes the Corporation to seek by written consent the approval by the holders of a majority of the Corporation’s outstanding common stock (the “Stockholders”) of the Reverse Stock Split and the Amendment; and be it further

RESOLVED, that the filing of the Amendment is contingent upon approval by the Stockholders; and be it further

RESOLVED, that at any time prior to the effectiveness of the filing of the Amendment with the Secretary of state of Delaware, notwithstanding authorization of the Amendment by the stockholders of the Corporation, the Board of Directors may abandon the Amendment without further action by the Corporation’s stockholders; and be it further

RESOLVED, that the Corporation, upon approval of the Stockholders, shall prepare and file with the SEC an Information Statement on Schedule 14C with respect to the approval of the Reverse Split and the Amendment by written consent in lieu of a stockholder meeting; and be it further

RESOLVED, that the close of business on May 1, 2012, be, and it hereby is, fixed as the record date for the determination of stockholders of record of the Corporation entitled to receive a copy of the Information Statement; and be it further

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RESOLVED, that the Company hereby adopts as its Amended and Restated Bylaws the attached Exhibit B; and be it further

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, with each such officer having the full authority to act without the participation or consent of any other officer, to do and perform any and all such other acts and things, and to take or omit to take any and all such further action, and to execute and deliver any and all such further agreements, instruments, certificates and other documents (including waiver agreements), in the name and on behalf of the Corporation and under its corporate seal or otherwise, as each of the officers may, in his or her discretion, deem necessary or appropriate in order to perform or otherwise satisfy, in whole or in part, any and all of the purposes and intents of these resolutions.

This unanimous written consent of the Board of Directors of the Corporation may be executed in counterparts, each of which when taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of the Corporation, have hereunto set their hands as of the 24th day of April, 2012.

/s/Zhuangyi Wang Zhuangyi Wang	/s/Chaoying Li Chaoying Li
/s/Xishuang Fan Xishuang Fan	/s/Tsz Fund Philip Lo Tsz Fung Philip Lo

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APPENDIX B

WRITTEN CONSENT

OF THE

HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES

OF COMMON STOCK OF

QKL STORES INC.

The undersigned, being holders of a majority of the issued and outstanding shares (the “Holders”) of common stock, par value $.001 per share (the “Common Stock”) of QKL Stores Inc., a Delaware Corporation (the “Corporation”), pursuant to Section 228 of the General Corporation Law of the State of Delaware, consents to the adoption of the following resolutions taking or authorizing the actions specified therein:

WHEREAS, the Board of Directors of the Corporation believes that the Common Stock is undervalued and that a reverse stock split of the Common Stock will allow the Common Stock to trade in a more realistic price range; and

WHEREAS, the Corporation listing its common stock, par value $.001 per share (the “Common Stock”) on the NASDAQ Capital Market, and in connection therewith, must meet certain continued listing requirements, including a closing bid price of no less than $1.00 per share; and

WHEREAS, the Board of Directors of the Corporation, at a time to be determined by the Board of Directors, desires to effect a reverse stock split within a range of ratios of 1 for 2 to 1 for 4, whereby for every 2 to 4 shares of the authorized, issued and outstanding Common Stock of the Corporation shall be combined into 1 share of authorized, issued and outstanding Common Stock of the Corporation (the “Reverse Stock Split”).

WHEREAS, the Reverse Stock Split will not change the percentage of shares of Common Stock held by stockholders of the Corporation;

WHEREAS, the Corporation must file a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Amendment”) to effect the Reverse Stock Split;

WHEREAS, the Board of Directors have authorized the Corporation to seek the written consent of the Holders to approve the Reverse Stock Split and the Amendment.

NOW, THEREFORE, BE IT

RESOLVED, that the Holders hereby approve the Reverse Stock Split; and be it further

RESOLVED, that the Holders hereby approve the Amendment, substantially in the form attached hereto as Exhibit A, to effect the Reverse Stock Split, at such time as the Board of Directors determines in its discretion and without any further action by the Holders; and be it further

RESOLVED, that at any time prior to the effectiveness of the filing of the Amendment with the Secretary of state of Delaware, notwithstanding authorization of the Amendment by the stockholders of the Corporation, the Board may abandon the Amendment without further action by the stockholders; and be it further

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, with each such officer having the full authority to act without the participation or consent of any other officer, to do and perform any and all such other acts and things, and to take or omit to take any and all such further action, and to execute and deliver any and all such further agreements, instruments, certificates and other documents (including waiver agreements), in the name and on behalf of the Corporation and under its corporate seal or otherwise, as each of the officers may, in his or her discretion, deem necessary or appropriate in order to perform or otherwise satisfy, in whole or in part, any and all of the purposes and intents of these resolutions.

This written consent of the Holders of the Corporation may be executed in counterparts, each of which when taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned, holders of a majority of the Corporation’s outstanding shares of common stock, have hereunto set their hands as of the 25th day of April, 2012.

Name: WINNING STATE INTERNATIONAL LTD. By: /s/ Zhuangyi Wang Zhuangyi Wang Its: Sole Director No. of Shares: 19,082,299
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APPENDIX C

FORM OF

CERTIFICATE OF AMENDMENT
OF THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
QKL STORES INC.

QKL Stores Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify:

First: The Board of Directors of the Company (the “Board”), acting by Unanimous Written Consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution authorizing the Company to effect a [ ] to [ ] reverse split of the Common Stock, par value $0.001, whereby every [ ] issued and outstanding shares of the Company’s Common Stock (including each share of treasury stock), shall automatically and without any action on the part of the holder thereof be combined into one (1) fully paid and nonassessable share of Common Stock of the Company (the “Common Stock”) and to file this Certificate of Amendment:

Article IV of the Certificate of Incorporation of the Company is hereby deleted in its entirety and amended and restated as follows:

“On [ ], 2012 the Corporation’s Board of Directors and a majority of the shareholders entitled to vote on the action approved a [ ] to 1 reverse stock split to be effective at 5:00 p.m. on [ ], 2012 or as soon as the Corporation completes filing an amendment to its Certificate of Incorporation (the “Split Effective Date”), each [ ] shares of the corporation’s common stock issued and outstanding immediately prior to the Split Effective Date (the “Old Common Stock”) shall automatically reclassified and changed into one share without any action on part of the holder thereof, which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Date (the “New Common Stock”). Each holder of a certificate or certificates which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) shall, from and after the Split Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the “New Certificates”) representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. No fractional shares of New Common Stock of the Corporation shall be issued. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. Instead, any fractional share shall be rounded to the next whole share.

This Corporation is authorized to issue the following capital stock:

(a) The total number of shares which the Corporation shall have authority to issue is Two Hundred Million (200,000,000), consisting of One Hundred Million (100,000,000) shares of Common Stock, par value $.001 per share, (hereafter called the “Common Stock”), and One Hundred Million (100,000,000) shares of Preferred Stock, par value $.01 per share, (hereinafter called the “Preferred Stock”).

(b) Shares of Preferred Stock may be issued from time to time in one or more series as may be established from time to time by resolution of the Board of Directors of the Corporation (hereinafter the “Board”), each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolution of the Board prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution of the Board providing for the issuances of such series of Preferred Stock.”

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Second: That in lieu of a meeting and vote of stockholders, the holders of a majority in interest of record of the issued and outstanding shares of Common Stock have given Written Consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

Third: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, said QKL Stores Inc, has caused this certificate to be signed by Zhuangyi Wang, its Chief Executive Officer, this ___ day of ___, 2012.

QKL STORES INC.
By: _________________________________ Name: Zhuangyi Wang Title: Chief Executive Offices

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